                               eSAFETYWORLD, Inc.
                           100-31 South Jersey Avenue
                               Setauket, NY 11733
                             212-894-3797 ext. 1042
                                Fax: 212-208-3082

September 29, 1999

Mr. Michael Kobylarz
The Texwipe Company, LLC
650 E. Crescent Avenue
Upper Saddle River, NJ

Re: Guaranty for payment of goods furnished to Laminaire Corporation

Dear Mr. Kobylarz:

         This letter confirms our obligation to unconditionally guarantee payment for all goods sold and delivered by The Texwipe Company to Laminaire Corporation. This guaranty covers the total sum of $ 56,284.00 (past due receivables) representing the balance owed to The Texwipe Company by Laminaire Corporation as of the date of this letter. This balance represents the total sum net of the $30,674.00 (current receivables) due directly to The Texwipe Company via an existing lockbox arrangement. The existing lockbox arrangement will apply to customer shipments only, not for inventory stocking. Proceeds from the lockbox will be applied first to the respective current receivable and the residual to be applied to the past due receivable balance owed as referenced above.

Texwipe reserves the right to hold future orders if any individual receivable in the current receivables aging exceeds 45 days from the date of shipment (invoice date) until the condition is remedied by payment of the outstanding receivable.

This guarantee shall continue in effect until revoked in writing by the undersigned. Notice of revocation shall not be effective when received by you, but shall be presumed to be received by you if sent by certified mail, return receipt requested, to your address set forth above.

Our liability to you under this guaranty is limited to the aforementioned amount.

We will pay the unpaid portion of the amount covered by this guarantee in full to The Texwipe Company upon the closing of our Initial Public Offering. The Texwipe Company agrees to provide us with monthly statements showing all charges, payments, credits, and unpaid balance of Laminaire debt until the balance is paid in full.

Sincerely,
eSAFETYWORLD, Inc.                                 AGREED to by:

/s/Edward A. Heil
Edward A. Heil                                     By:/s/Michael Kobylarz
Chairman                                           The Texwipe Company